Exhibit 99.1
Raven Industries Reports Strong First Quarter Fiscal 2019 Results
EPS Increased 80 Percent Year-Over-Year
Sioux Falls, S.D. - May 17, 2018 - Raven Industries, Inc. (NASDAQ: RAVN) today reported financial results for the first quarter that ended April 30, 2018.

Noteworthy Items:

•	Consolidated net sales increased 19 percent year-over-year and all three divisions increased division profit margin year-over-year;

•	Launched Applied Technology's new Latin American headquarters in Brazil, aggressively pursuing organic growth opportunities in this key region;

•	Applied Technology sustained the strong sales performance achieved in the prior year despite persistently low commodity prices and increased division profit margin;

•	Engineered Films' strong financial performance continued with organic growth and profit margin expansion;

•	Aerostar doubled division operating income year-over-year, from $1.4 million to $2.8 benefiting from a narrowed focus and generating higher sales;

•	Recognized a $5.8 million non-operating gain on the sale of the Company's ownership interest in Site-Specific Technology Development Group, Inc. (SST);

•
Commitment to support South Dakota State University with a financial gift for the expansion of its precision agriculture program and the establishment of a new precision agriculture facility resulted in a $4.5 million operating expense during the first quarter.

First Quarter Results:
Net sales for the first quarter of fiscal 2019 were $111.1 million, up 18.8 percent versus the first quarter of fiscal 2018. Engineered Films and Aerostar achieved double-digit growth in sales year-over-year during the first quarter, and Applied Technology sustained the strong growth achieved in the prior year. Delivery of hurricane recovery film contributed sales of $8.9 million during this year's first quarter.

Operating income for the first quarter of fiscal 2019 was $21.5 million versus operating income of $18.2 million in the first quarter of fiscal 2018, increasing 18.2 percent year-over-year on a reported basis. All three divisions achieved growth year-over-year in operating income during the first quarter. Included in this year's first quarter operating income was an expense of $4.5 million related to the previously announced gift to South Dakota State University and $900 thousand of expenses related to Project Atlas. Excluding these items, operating income increased significantly more than reported results year-over-year.

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Raven Industries First Quarter 2019 Results
May 17, 2018

Net income for the first quarter of fiscal 2019 was $22.1 million, or $0.61 per diluted share, versus net income of $12.3 million, or $0.34 per diluted share, in last year's first quarter. Included in this year's first quarter results on a pre-tax basis were: a non-operating gain on the sale of the Company's ownership interest in SST of $5.8 million ($4.7 million after-tax, or $0.13 per diluted share); an expense associated with the previously announced gift to South Dakota State University of $4.5 million ($3.7 million after-tax, or $0.10 per diluted share); and Project Atlas related expenses of $0.9 million ($0.7 million after-tax, or $0.02 per diluted share). Additionally, the 12.8 percentage point reduction in the Company's effective tax rate year-over-year resulted in a tax benefit relative to the prior year of $3.5 million, or $0.10 per diluted share.

Balance Sheet and Cash Flow:
At the end of the first quarter of fiscal 2019, cash and cash equivalents totaled $51.3 million, up $10.8 million versus the prior year-end. Cash proceeds from the sale of SST and continued strength in operating cash flows principally drove the increase in cash versus the prior quarter.

Net working capital1 as a percentage of annualized net sales increased slightly year-over-year, from 23.4 percent in the first quarter of last year to 24.1 percent in this year’s first quarter. The increase was primarily driven by an increase in receivables within Engineered Films as a result of the acquisition of Colorado Lining International, Inc. (CLI).

We expect cash outflows for capital expenditures to be approximately $22 million in fiscal 2019. The increase over fiscal 2018 will primarily be driven by the installation of a new extrusion line for Engineered Films (Line 15).

Applied Technology Division:
Net sales for Applied Technology in the first quarter of fiscal 2019 were $40.4 million, essentially flat versus the first quarter of fiscal 2018. The division sustained the strong growth achieved in the prior year despite persistently low commodity prices. Geographically, domestic sales were down 2.4 percent year-over-year, while international sales were up 6.6 percent year-over-year.

Division operating income in the first quarter of fiscal 2019 was $15.9 million, up $2.5 million or 18.5 percent versus the first quarter of fiscal 2018. Division operating margin increased 620 basis points year-over-year, driven mostly by lower warranty expense and favorable legal recoveries.

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Raven Industries First Quarter 2019 Results
May 17, 2018

Engineered Films Division:
Net sales for Engineered Films were $60.0 million, up 37.7 percent year-over-year. The increase in net sales was driven by organic growth, the sale of hurricane recovery film and the acquisition of CLI. The delivery of Hurricane recovery film and the acquisition of CLI contributed sales in this year's first quarter of $8.9 million and $7.7 million, respectively. In the first quarter of fiscal 2018 the division generated $2.3 million in sales to CLI.

Operating income in the first quarter of fiscal 2019 was $13.2 million, up $4.5 million or 51.3 percent versus the first quarter of fiscal 2018. Division operating margin increased 200 basis points year-over-year, from 20.0 percent to 22.0 percent, driven by strong operational execution and higher sales volume.

Aerostar Division:
Net sales for Aerostar during the first quarter of fiscal 2019 were $10.9 million, up $1.3 million or 13.5 percent versus the first quarter of fiscal 2018. This increase in net sales was driven by improved sales volume across core product lines. During the first quarter of fiscal 2019, the division sold its client private business in alignment with its strategy to focus on its core business. Aerostar's client private business generated sales of $0.3 million and $1.6 million in the first quarter of fiscal 2019 and 2018, respectively.

Division operating income in the first quarter of fiscal 2019 was $2.8 million, up $1.4 million versus the first quarter of fiscal 2018. This increase was primarily driven by increased sales volume and favorable sales mix. The sale of the client private business generated a small gain on sale during the first quarter of fiscal 2019; however, the change in division profit year-over-year was not significantly impacted by the client private business.

Fiscal 2019 Outlook:
“All three divisions continued to achieve strong operating results during the first quarter of fiscal 2019,” said Dan Rykhus, President and CEO. “Investments in growth are leading to increased demand, and operational execution is resulting in higher sales volume and improved financial performance.

“Applied Technology continues to drive results through innovation and investments to grow internationally. During the quarter, the division established its new Latin American headquarters in Brazil to drive sales in this key geographic market.

“Engineered Films continued to achieve expected sales growth and profitability. The division is leveraging past investments to capitalize on strategic opportunities and is investing in additional capabilities to capture increased demand from existing customers. The underlying fundamentals remain strong and the division's operational execution is delivering impressive financial results.

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Raven Industries First Quarter 2019 Results
May 17, 2018

“Aerostar's financial performance progressed in the first quarter of fiscal 2019. Confidence is strong within the division and Aerostar further sharpened its focus as evidenced by the divestiture of its client private business during the quarter. Stratospheric balloon systems continue to build positive momentum and achieve key milestones.

“The Company is off to a strong start to the year. Underlying organic growth in consolidated net sales and operating income were approximately 5 percent and 20 percent, respectively, when excluding unusual items. Each of the divisions is well positioned in its markets and we expect our positive momentum to continue," concluded Rykhus.

Regulation G:
The information presented in this earnings release regarding earnings before interest, taxes, depreciation, and amortization (EBITDA) do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

Conference Call Information:
The Company will host an investor conference call to discuss first quarter fiscal 2019 results tomorrow, Friday, May 18, 2018, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The conference call audio will be available to all interested parties via a simultaneous webcast that can be accessed through the Investor Relations section of the Company’s website at http://investors.ravenind.com. Analysts and investors are invited to join the conference call by dialing: +1 (866) 393-0676. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event will be archived on the Company's website.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

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Raven Industries First Quarter 2019 Results
May 17, 2018

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," “should,” “estimate,” “predict,” “project,” “would,” and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750

Source: Raven Industries, Inc.

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Raven Industries First Quarter 2019 Results
May 17, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended April 30,
	2018	2017	Fav (Un) Change
Net sales	$111,129	$93,535	18.8%
Cost of sales	71,131	61,579
Gross profit	39,998	31,956	25.2%
Gross profit percentage	36.0%	34.2%

Research and development expenses	5,285	3,980
Selling, general, and administrative expenses	13,182	9,498
Long-lived asset impairment loss	—	259
Operating income	21,531	18,219	18.2%
Operating income percentage	19.4%	19.5%

Other income (expense), net	5,679	(230)
Income before income taxes	27,210	17,989	51.3%

Income tax expense	5,063	5,641
Net income	22,147	12,348	79.4%

Net income attributable to noncontrolling interest	12	—

Net income attributable to Raven Industries, Inc.	$22,135	$12,348	79.3%

Net income per common share:
- Basic	$0.62	$0.34	82.4%
- Diluted	$0.61	$0.34	79.4%

Weighted average common shares:
- Basic	35,914	36,179
- Diluted	36,381	36,539

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Raven Industries First Quarter 2019 Results
May 17, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	April 30	January 31	April 30
	2018	2018	2017
ASSETS
Cash and cash equivalents	$51,317	$40,535	$50,477
Accounts receivable, net	66,812	58,532	51,617
Inventories	55,162	55,351	49,867
Other current assets	4,483	5,861	3,256
Total current assets	177,774	160,279	155,217

Property, plant and equipment, net	107,037	106,280	106,194
Goodwill and amortizable intangibles, net	56,344	57,294	52,141
Other assets	3,947	2,950	3,442
TOTAL ASSETS	$345,102	$326,803	$316,994

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$14,714	$13,106	$13,909
Accrued and other liabilities	21,249	23,836	22,615
Total current liabilities	35,963	36,942	36,524

Other liabilities	16,053	13,795	12,726
Shareholders' equity	293,086	276,066	267,744
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$345,102	$326,803	$316,994

Net Working Capital and Net Working Capital Percentage[1]
Accounts receivable, net	$66,812	$58,532	$51,617
Plus: Inventories	55,162	55,351	49,867
Less: Accounts payable	14,714	13,106	13,909
Net working capital[1]	$107,260	$100,777	$87,575

Annualized net sales	$444,516	$383,292	$374,140
Net working capital percentage[1]	24.1%	26.3%	23.4%

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Raven Industries First Quarter 2019 Results
May 17, 2018

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities:
Net income	$22,147	$12,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,683	3,614
Long-lived asset impairment loss	—	259
Other operating activities, net	(12,227)	(8,519)
Net cash provided by operating activities	13,603	7,702

Cash flows from investing activities:
Capital expenditures	(4,164)	(2,790)
Proceeds from sale or maturity of investments	6,556	—
Purchases of investments	(79)	—
Proceeds from sale of assets	832	14
Other investing activities, net	40	(60)
Net cash provided by (used in) investing activities	3,185	(2,836)

Cash flows from financing activities:
Dividends paid	(4,658)	(4,691)
Payment of acquisition-related contingent liabilities	(295)	(161)
Other financing activities, net	(822)	(141)
Net cash used in financing activities	(5,775)	(4,993)

Effect of exchange rate changes on cash	(231)	(44)

Net increase (decrease) in cash and cash equivalents	10,782	(171)
Cash and cash equivalents at beginning of period	40,535	50,648
Cash and cash equivalents at end of period	$51,317	$50,477

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Raven Industries First Quarter 2019 Results
May 17, 2018

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended April 30,
	2018	2017	Fav (Un) Change
Net sales
Applied Technology	$40,430	$40,490	(0.1)%
Engineered Films	59,992	43,555	37.7%
Aerostar	10,901	9,606	13.5%
Intersegment eliminations	(194)	(116)
Consolidated net sales	$111,129	$93,535	18.8%

Operating income (loss)
Applied Technology	$15,948	$13,453	18.5%
Engineered Films	13,196	8,720	51.3%
Aerostar	2,805	1,418	97.8%
Intersegment eliminations	(15)	(2)
Total segment income	31,934	23,589	35.4%
Corporate expenses	(10,403)	(5,370)	(93.7)%
Consolidated operating income	$21,531	$18,219	18.2%

Operating income percentages
Applied Technology	39.4%	33.2%	620bps
Engineered Films	22.0%	20.0%	200bps
Aerostar	25.7%	14.8%	1,090bps
Consolidated operating income	19.4%	19.5%	(10)bps

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Raven Industries First Quarter 2019 Results
May 17, 2018

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[2]
(Dollars in thousands) (Unaudited)

	Three Months Ended April 30,
			Fav (Un)
Segments	2018	2017	Change
Applied Technology
Reported operating income	$15,948	$13,453	18.5%
Plus: Depreciation and amortization	750	830	(9.6)%
ATD EBITDA	$16,698	$14,283	16.9%
ATD EBITDA % of Net Sales	41.3%	35.3%

Engineered Films
Reported operating income	$13,196	$8,720	51.3%
Plus: Depreciation and amortization	2,321	2,066	12.3%
EFD EBITDA	$15,517	$10,786	43.9%
EFD EBITDA % of Net Sales	25.9%	24.8%

Aerostar
Reported operating income	$2,805	$1,418	97.8%
Plus: Depreciation and amortization	219	417	(47.5)%
Aerostar EBITDA	$3,024	$1,835	64.8%
Aerostar EBITDA % of Net Sales	27.7%	19.1%

Consolidated Raven
Net Income attributable to Raven Industries	$22,135	$12,348	79.3%
Interest expense (income), net	(37)	68
Income tax expense	5,063	5,641
Plus: Depreciation and amortization	3,683	3,614
EBITDA	$30,844	$21,671	42.3%
EBITDA % of Net Sales	27.8%	23.2%
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1 Net working capital is a defined as accounts receivable (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
2 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest expense (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.

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